Exhibit 99.1

DATE: February 19, 2019

Investor Relations and Media Inquiries

Jeff Harkins

940.297.3877

Sally Beauty Commences Tender Offers for

Senior Notes

Denton, Texas – Sally Beauty Holdings, Inc. (NYSE: SBH) announced today that its indirect wholly-owned subsidiaries Sally Holdings LLC and Sally Capital Inc. (collectively, “Sally Beauty”) have commenced cash tender offers (the “Tender Offers”) to purchase up to $100,000,000 in aggregate purchase price (as it may be increased by Sally Beauty, the “Tender Cap”) of their outstanding 5.625 percent Senior Notes due 2025 and 5.500 percent Senior Notes due 2023 (collectively, the “Notes”).

The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated February 19, 2019 (the “Offer to Purchase”). Sally Beauty intends to fund the Tender Offers with cash on hand and borrowings under its asset-based revolving credit facility.

The following table sets forth certain terms of the Tender Offers:

					Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding(1)	Series Cap	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Payment	Total Consideration(2)(3)
5.625% Senior Notes due 2025	79546VAL0/ US79546VAL09	$750,000,000	N/A	1	$950.00	$30.00	$980.00
5.500% Senior Notes due 2023	79546VAK2/ US79546VAK26	$200,000,000	$25,000,000	2	$970.00	$30.00	$1,000.00

(1)	Aggregate principal amount outstanding as of February 18, 2019.
(2)	Per $1,000 principal amount of Notes accepted for purchase and excluding Accrued Interest, which will be paid in addition to the Total Consideration or the Tender Offer Consideration, as applicable.
(3)	Includes the Early Tender Payment.

The Tender Offers will expire at midnight, New York City time, at the end of March 18, 2019, unless extended or earlier terminated by Sally Beauty (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid.

Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on March 4, 2019 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration for such series, which includes the early tender payment for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Payment”). Holders of Notes tendering their Notes after the Early Tender Date will only be eligible to receive the applicable tender offer consideration for such series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”), which is the applicable Total Consideration less the Early Tender Payment.

All Notes validly tendered and accepted for purchase pursuant to the Tender Offers will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest on such Notes from the applicable last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date (as defined below) (“Accrued Interest”).

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on March 4, 2019, unless extended by Sally Beauty (such date and time, as it may be extended, the “Withdrawal Date”), but not thereafter. Holders of Notes who tender their Notes after the Withdrawal Date, but prior to the Expiration Date, may not withdraw their tendered Notes unless withdrawal rights are otherwise required by applicable law.

Provided that the conditions to the applicable Tender Offer have been satisfied or waived, and assuming acceptance for purchase by Sally Beauty of Notes validly tendered pursuant to the Tender Offers, (i) payment for applicable Notes validly tendered at or prior to the applicable Early Tender Date and purchased in the applicable Tender Offer shall be made on the settlement date that is expected to be the second business day following the applicable Early Tender Date, or as promptly as practicable thereafter (with respect to each series of Notes, the “Early Settlement Date”) and (ii) payment for any applicable Notes validly tendered after the applicable Early Tender Date, but at or prior to the applicable Expiration Date, and purchased in the applicable Tender Offer shall be made on the settlement date that is expected to be the second business day following the applicable Expiration Date, or as promptly as practicable thereafter (with respect to each series of Notes, the “Final Settlement Date” and, together with the related Early Settlement Date, the “Settlement Dates”).

Subject to the Tender Cap, the 2023 Series Cap and proration, the Notes accepted on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth in the table above, with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level, and provided further that Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over Notes tendered after the Early Tender Date, but at or prior to the Expiration Date, regardless of the priority of the series of such later tendered Notes. In addition, no more than $25,000,000 aggregate principal amount of the 2023 Notes will be purchased in the Tender Offers (as it may be increased by Sally Beauty, the “2023 Series Cap”).

Acceptance for tenders of any Notes may be subject to proration if the aggregate principal amount for any series of Notes validly tendered and not validly withdrawn would cause the Tender Cap to be exceeded. Acceptance for tenders of the 2023 Notes may also be subject to proration if the aggregate principal amount of the specified series of Notes validly tendered and not validly withdrawn is greater than the 2023 Series Cap. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase and there will be no Final Settlement Date.

Sally Beauty reserves the right, but is under no obligation, to increase the Tender Cap and/or the 2023 Series Cap at any time, subject to compliance with applicable law, which could result in Sally Beauty purchasing a greater aggregate principal amount of Notes in the Offers. There can be no assurance that Sally Beauty will increase the Tender Cap or the 2023 Series Cap. If Sally Beauty increases the Tender Cap and/or the 2023 Series Cap, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, Holders should not tender Notes that they do not wish to have purchased in the Offers.

The consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

The dealer manager for the Tender Offers is BofA Merrill Lynch (the “Dealer Manager”). Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager, BofA Merrill Lynch at (toll-free) 888-292-0070 or (collect) 980-388-3646. Any questions regarding procedures for tendering Notes should be directed to the Information Agent for the Tender Offers, Global Bondholder Services Corporation, toll-free at 866-924-2200 (banks and brokers call (212) 430-3774) or 65 Broadway, Suite 404, New York, NY 10006.

Copies of the Offer to Purchase are available from the Information Agent and Depositary and at the following web address: http://www.gbsc-usa.com/SBH/.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,129 stores, including 180 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany. Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers. # # #

Statements in this news release which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2018, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.